                                                                  Exhibit (b)(2)

----------
Goldman
Sachs
----------              Presentation to:

                        Board of Directors

                        Regarding:

                        Project Emma


                        Goldman, Sachs & Co.
                        October 2, 1999

                  Summary Update - Project Emma

                  o The sale of Sunflower has been structured as $30 in cash and $5.25 in liquidation preference of PIK Preferred Securities plus Warrants to purchase 5% of Sunflower's equity

                  o At the time of the original announcement on June 29, 1999, the $35.25 deal price was:

                        -- A 10.2% premium to the average price over the previous 3 months of $31.98

                        -- A 8.3% premium to the average price since April 20 (the date the Company announced its intention to explore its strategic alternatives) of $32.33

                        --    A (2.6%) discount to Sunflower's 52 week high of
                              $36.19

                        --    A 132.1% premium to Sunflower's 52 week low of
                              $15.19

                  o Since the announcement on June 29, 1999, Sunflower's comparable printing, direct marketing, and digital services companies have declined in value by an average amount of (6%), (14%), and (10%) respectively and the S&P 500 has declined (5%)

                  o Since the announcement, Sunflower management has decreased its base business projections

                        -- EBITDA projections for 1999 have been reduced by approximately $12 million from $267 million to $255 million

                        -- EPS estimates have been reduced by approximately $0.21 from $2.15 to $1.94 vs Street expectations of approximately $2.14

                        -- Sunflower's EPS for the third quarter ending 9/30/99 is expected to be $0.59 vs Street expectations of approximately $0.70

----------
Goldman
Sachs
----------

Sunflower Management Estimates of EBITDA
($ in millions, except per share data)

                                  EBITDA Estimates
                         ------------------------------
                          First 9
Company Model Date       Mos. 1999      4Q99      1999E    1999E EPS Estimates
                         ---------      ----      -----    -------------------
11-Mar-1999               $191.6       $82.5     $274.1          $2.23

 5-May-1999                191.6        82.5      274.1           2.23

22-Jun-1999                185.2        82.5      267.7           2.15

 7-Sep-1999(a)             175.5        89.4      264.9           2.07

 1-Oct-1999(a)             174.5        85.7      260.2           1.94

(a) Includes approximately $6 million of new EBITDA from the acquisitions of JJ Grace and Drake.

Summary Valuation Effect of EBITDA Decline
($ in millions, except per share data)

Based on EBITDA Decline in Core Business Only

                                                                 1999E EBITDA
                                                                 ------------
Decline in EBITDA(a)                                                $ 12.0
Original 1999E Transaction Multiple                                    6.9x
-----------------------------------                                 ------
Effect to Sunflower Value                                           $ 82.8

--------------------------------------------------------------------------
Net Effect to Sunflower Equity Value per share(b)                   $(3.30)
--------------------------------------------------------------------------

(a) Decline from Sunflower management model dated June 22, 1999 to management model dated October 1, 1999.
(b) Excludes the effect of new investments and new debt of Sunflower since June 29, 1999.

Summary Valuation of Comparable Companies
Printing Companies

                                            As of June 29, 1999            As of October 1, 1999
                                       ---------------------------      --------------------------
                                                       P/E (a)                          P/E (a)            Stock Price %
                                        Stock     ----------------      Stock      ---------------       Inc/(Dec) Since
Company                                 Price     1999E     2000E       Price      1999E     2000E           6/29/99
==========================================================================================================================
Banta Corp.                            $22.38     10.9 x     9.7 x      $23.25     11.3 x     10.0 x           3.9 %
R.R. Donnelley                         $36.25     16.5 x    14.6 x      $29.00     13.1 x     11.6 x         (20.0)%
Consolidated Graphics                  $48.00     16.8 x    13.3 x      $40.63     14.2 x     10.9 x         (15.4)%
Quebecor Printing Inc                  $21.13     14.2 x    12.6 x      $22.63     15.2 x     13.5 x           7.1 %

  Median                                          15.3 x    13.0 x                 13.6 x     11.3 x          (5.7)%
  Mean                                            14.6 x    12.6 x                 13.4 x     11.5 x          (6.1)%

Index
-----
Dow Jones Industrials                  10,815                           10,273                                (5.0)%
S&P 500                                 1,351                            1,283                                (5.1)%

(a) Based on IBES estimates.

Summary Valuation of Comparable Companies
Direct Marketing Companies

                                           As of June 29, 1999            As of October 1, 1999
                                       ---------------------------      --------------------------
                                                       P/E (a)                          P/E (a)            Stock Price %
                                        Stock     ----------------      Stock      ---------------       Inc/(Dec) Since
Company                                 Price     1999E     2000E       Price      1999E     2000E           6/29/99
==========================================================================================================================
Acxiom                                  $24.94     26.5 x    20.4 x      $19.31     20.5 x     16.5 x         (22.6)%
Advo                                    $20.63     11.0 x     9.4 x      $19.25     10.7 x      9.2 x          (6.7)%
Catalina Marketing                      $94.44     38.5 x    29.7 x      $83.00     33.6 x     26.4 x         (12.1)%
Harte-Hanks                             $26.75     26.2 x    22.3 x      $23.00     22.5 x     19.2 x         (14.0)%
Snyder Communications                   $24.45     17.3 x    13.2 x      $14.63     21.2 x     17.8 x         (40.2)%
Valassis Commun.                        $37.69     19.4 x    16.5 x      $42.69     21.3 x     17.8 x          13.3 %

  Median                                           22.8 x    18.4 x                 21.3 x     17.8 x         (13.1)%
  Mean                                             23.2 x    18.6 x                 21.7 x     17.8 x         (13.7)%

Index
-----
Dow Jones Industrials                   10,815                           10,273                                (5.0)%
S&P 500                                  1,351                            1,283                                (5.1)%

(a) Based on IBES estimates.

Summary Valuation of Comparable Companies
Digital Media Companies

                                  As of June 29, 1999                   As of October 1, 1999
                          ----------------------------------     ----------------------------------
                                                P/E (a)                               P/E (a)           Stock Price %
                            Stock         ------------------      Stock          ------------------    Inc/(Dec) Since
Company                     Price         1999E        2000E      Price          1999E        2000E        6/29/99
======================================================================================================================
Applied Graphics          $  11.81        12.4x         9.5x     $   8.63        14.4x         7.6x        (27.0)%
CSG Systems Intl          $  26.69        24.7x        19.1x     $  24.25        21.7x        17.3x         (9.1)%
Schawk, Inc.              $   8.50         9.9x         8.5x     $   9.13        12.2x        10.1x          7.4%

    Median                                12.4x         9.5x                     14.4x        10.1x         (9.1)%
    Mean                                  15.7x        12.3x                     16.1x        11.7x         (9.6)%

Index
Dow Jones Industrials       10,815                                 10,273                                   (5.0)%
S&P 500                      1,351                                  1,283                                   (5.1)%

(a) Based on IBES estimates.

Potential Sunflower Stock Price Analysis
Based on 1999E EBITDA Multiples

Projected 1999E EBITDA                  $260.0
Multiple                                  6.0x
--------                              --------
Enterprise Value                      $1,560.0
Less Debt                             $1,022.0
---------                             --------
Current Equity Value                    $538.0
Fully Diluted Shares Outstanding          25.1
-----------------------------------------------
Price per Share                         $21.43
-----------------------------------------------

                                                             EBITDA Multiple
            -----------------------------------------------------------------------------------------------------
                       5.0x        5.5x         6.0x        6.5x        7.0x         7.5x        8.0x        8.5x
            -----------------------------------------------------------------------------------------------------
           $240       $7.09      $11.87       $16.65      $21.43      $26.22       $31.00      $35.78      $40.56
            245        8.09       12.97        17.85       22.73       27.61        32.49       37.37       42.25
            250        9.08       14.06        19.04       24.02       29.00        33.98       38.96       43.94
1999E       255       10.08       15.16        20.24       25.32       30.40        35.48       40.56       45.64
EBITDA      260       11.08       16.25        21.43       26.61       31.79        36.97       42.15       47.33
            265       12.07       17.35        22.63       27.91       33.19        38.47       43.75       49.02
            270       13.07       18.45        23.82       29.20       34.58        39.96       45.34       50.72
            275       14.06       19.54        25.02       30.50       35.98        41.45       46.93       52.41

Analysis at Various Prices - Current Sunflower (a)(b)
($ in millions, except per share data)

Per Share                                                  $29.00    $30.00   $31.00   $32.00   $33.00   $34.00    $35.00   $36.00

Equity Value                                                 $738      $763     $789     $814     $840     $865      $891     $916
Net Debt (b)                                                1,022     1,022    1,022    1,022    1,022    1,022     1,022    1,022
------------                                               ------    ------   ------   ------   ------   ------    ------   ------
Total Enterprise Value                                     $1,760    $1,785   $1,811   $1,836   $1,862   $1,887    $1,913   $1,938

Premium to 10/1/1999 Stock Price                                4%        7%      11%      14%      18%      21%       25%      29%
==================================================================================================================================

Total Enterprise Value as a Multiple of Sales
   9/30/99 LTM          $1,755.4                              1.0x      1.0x     1.0x     1.0x     1.1x     1.1x      1.1x     1.1x
         1999E           1,764.5                              1.0       1.0      1.0      1.0      1.1      1.1       1.1      1.1
         2000E           1,871.0                              0.9       1.0      1.0      1.0      1.0      1.0       1.0      1.0

Total Enterprise Value as a Multiple of EBITDA
   9/30/99 LTM            $248.6                              7.1x      7.2x     7.3x     7.4x     7.5x     7.6x      7.7x     7.8x
         1999E             260.2                              6.8       6.9      7.0      7.1      7.2      7.3       7.4      7.4
         2000E             298.6                              5.9       6.0      6.1      6.1      6.2      6.3       6.4      6.5

Equity Value as a Multiple of Fully Diluted EPS
   9/30/99 LTM             $1.90                             15.3x     15.8x    16.3x    16.8x    17.4x    17.9x     18.4x    18.9x
         1999E             $1.94                             14.9      15.5     16.0     16.5     17.0     17.5      18.0     18.6
         2000E             $2.57                             11.3      11.7     12.1     12.5     12.8     13.2      13.6     14.0
==================================================================================================================================

(a)   Source: Sunflower management projections dated 10/01/1999.
(b) Assumes that the $115mm of QUIPS convert into equity at a share price of $28.83
      Total Debt of $1,055mm excludes the QUIPS.

Sunflower
Pro Forma Revenues and EBITDA
Fiscal Year Ending December 31st
($ millions)

                           ---------  ----------------------------------------------------------------------------------------------
                            Actual                                 Projections                               1999-2004 Estimated
                           ---------  ----------------------------------------------------------------------------------------------
                             1998        1999        2000        2001        2002        2003        2004       CAGR  9/30/99 Debt
                           ---------  ----------------------------------------------------------------------------------------------
New Model (a)
  Total Revenues           $1,869.3    $1,879.5    $1,997.5    $2,117.8    $2,243.0    $2,369.8    $2,504.7     $0.1    $1,022.0

  Total Revenues % Growth       8.1%        0.5%        6.3%        6.0%        5.9%        5.7%        5.7%

EBITDA:
  Sunflower w/o Columbine     227.7       233.7       268.1       295.1       314.9       333.6       352.7
  Columbine                    25.6        26.5        30.5        33.5        36.9        39.8        43.0
                           --------    --------    --------    --------    --------    --------    --------

Total EBITDA               $  253.3    $  260.2    $  298.6    $  328.7    $  351.8    $  373.4    $  395.7      8.7%
Total EBITDA % Margin          13.5%       13.8%       14.9%       15.5%       15.7%       15.8%       15.8%
Total EBITDA % Growth          10.5%        2.8%       14.7%       10.1%        7.0%        6.2%        5.0%

Old Model (b)
  Total Revenues           $1,841.8    $1,922.6    $2,037.1    $2,157.8    $2,283.1    $2,410.5     $2,545.9    $0.1    $  954.0
  Total Revenues %
    Growth                      6.5%        4.4%        6.0%        5.9%        5.8%        5.6%         5.6%

EBITDA:
  Sunflower w/o
    Columbine                 227.7       244.9       274.2       299.3       318.8       337.5       357.0
  Columbine                    19.3        22.8        24.2        26.6        29.2        31.6        34.1
                           --------    --------    --------    --------    --------    --------    --------

Total EBITDA               $  247.0    $  267.7    $  298.4    $  325.9    $  348.0    $  369.1    $  391.1      7.9%
Total EBITDA % Margin          13.4%       13.9%       14.6%       15.1%       15.2%       15.3%       15.4%
Total EBITDA % Growth           7.7%        8.4%       11.5%        9.2%        6.8%        6.1%        6.0%

(a) Per Sunflower Mgmt model dated 10/01/1999. Includes effect of new acquisitions of Drake and JJ Grace.
(b) Per Sunflower Mgmt model dated 6/22/1999 (includes the effect of expected reductions in overhead.)

Sources and Uses of Funds
Acquisition of Sunflower (a)

($ in millions)

                                                                  Amount
                                                          ----------------------
                Uses                                      Old Deal      New Deal
                                                          ----------------------
Purchase of Common Stock (b)                               $  897        $  782
Sunflower Debt Rolled Over:
  8 7/8% Notes due 2007                                    $  350        $  350
  8 5/8% Notes due 2008                                    $  250        $  250
                                                          -------       --------
Total Debt Rolled Over                                     $  600        $  600

Securities to be Refinanced:
  Senior Credit Facility                                   $  314        $  314
  A/R Facility                                             $   84        $   84
  Notes Payable                                            $   24        $   24
  Convertible QUIPS (c)                                    $    0        $    0
                                                          -------       --------
Total Amount to be Refinanced                              $  422        $  422

Total Purchase Price of Sunflower                          $1,919        $1,804
  (pre-transaction costs)
Transaction Costs (d)                                      $   84        $   91
                                                          -------       --------
  Total Uses of Funds                                      $2,003        $1,895

                                                                  Amount
                                                          ----------------------
                Sources                                   Old Deal      New Deal
                                                          ----------------------
Sunflower Debt Rolled Over                                 $  600        $  600
New Holding Company Notes                                  $  400        $  400
New Senior Credit Facility Borrowings                      $  422        $  360
                                                          -------       --------
Total Debt                                                 $1,422        $1,360

New PIK Preferred (e)                                      $  123        $    0
                                                          -------       --------
Total Debt Including PIK Preferred                         $1,545        $1,360

Financial Sponsor Equity - T.H. Lee / Evercore             $  298        $  375
Financial Sponsor Internet Preferred                       $   60        $   60
Rolled Over Sunflower Management Equity                    $  100        $  100
                                                          -------       --------
Total Sources of Funds                                     $2,003        $1,895

(a) Assumes transaction closes on September 30, 1999. All debt roll-over balances are projeced by the Company for 9/30/99 balances.
(b) Based upon $35.25 and $31.00 per share offers and 25.5m and 25.2m fully diluted shares outstanding (using the Treasury Stock Method) which includes 3.53m options at an average strike price of $17.18 per share (per Sunflower management).
(c) Per Sunflower management, the Convertible QUIPS holders have been assumed to convert to equity prior to closing and have been included in fully diluted shares outstanding.
(d) Transaction costs estimated in T.H. Lee model dated 6/22/99 which includes $29m of fees to T.H. Lee. Additional taxes on sale of Columbine have been added.
(e) Based on 22,601,247 shares outstanding, I.e., excluding roll-over shares, at a liquidation preference of $5.25 per Sunflower non rolled-over share.

Implied Value of the PIK Preferred + Warrants
Sunflower

                              --------------------------------------------------
                               Present Value Per Sunflower Share to PIK Holders
                              --------------------------------------------------
----------    ------------                       Discount Rate
  EBITDA      Future Total    --------------------------------------------------
 Multiple     Share Value      14.0%      16.0%      18.0%     20.0%      22.0%
----------    ------------    -------    -------    -------   -------    -------

Based on New Model Assumptions (a)
   6.0x          11.07          5.69       5.19       4.75      4.35       3.99
   6.5x          11.48          5.90       5.39       4.93      4.51       4.13
   7.0x          11.89          6.12       5.58       5.10      4.67       4.28
   7.5x          12.30          6.33       5.78       5.28      4.83       4.43

Based on Old Model Assumptions (b)
   6.0x          11.63          5.85       5.34       4.88      4.47       4.10
   6.5x          12.07          6.07       5.54       5.06      4.63       4.25
   7.0x          12.50          6.28       5.73       5.24      4.80       4.40
   7.5x          12.93          6.50       5.93       5.42      4.97       4.55

Difference
   6.0x         $(0.56)       $(0.16)    $(0.14)    $(0.13)   $(0.12)    $(0.11)
   6.5x         $(0.58)       $(0.16)    $(0.15)    $(0.14)   $(0.12)    $(0.11)
   7.0x         $(0.61)       $(0.17)    $(0.15)    $(0.14)   $(0.13)    $(0.12)
   7.5x         $(0.63)       $(0.17)    $(0.16)    $(0.14)   $(0.13)    $(0.12)

(a)   Per Sunflower Mgmt model dated 10/01/1999.
(b)   Per Sunflower Mgmt model dated 6/22/1999.